Exhibit 30

CONFIDENTIAL

June 21, 2022

U.S. Well Services, LLC and the other Loan Parties (as defined below)

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Attention: Kyle O’Neill

Re: Recovery on Certain Paid-in-Kind Interest

Ladies and Gentlemen:

Reference is made to that certain Senior Secured Term Loan Credit Agreement, dated as of May 7, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among U.S. Well Services, LLC, a Delaware limited liability company (the “Borrower”), U.S. Well Services, Inc., a Delaware corporation (the “Parent”), USWS Fleet 10, LLC, a Delaware limited liability company (“USWS Fleet 10”), USWS Fleet 11, LLC, a Delaware limited liability company (“USWS Fleet 11”, together with USWS Fleet 10, collectively, the “Subsidiary Guarantors”), USWS Holdings LLC, a Delaware limited liability company (“Holdings”, together with the Parent, the Borrower, and the Subsidiary Guarantors, collectively, the “Loan Parties”), CLMG Corp., as Administrative Agent, CLMG Corp., as Term Loan Collateral Agent, and the Lenders party thereto from time to time. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

For the consideration of ten dollars ($10.00), the respective parties’ agreement to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Merger Agreement”), by and among the Parent, ProFrac Holding Corp., Inc., and Thunderclap Merger Sub I, Inc., and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this letter agreement (this “Letter Agreement”), by and among the Term Loan C Lenders and the Loan Parties, memorializes the following agreements:

1.   Recovery on Certain Paid-In-Kind Interest. Each of the Term Loan C Lenders covenants and agrees that it shall not pursue any claim, or seek, demand, or request any payment, return, exchange, or other recovery, in Cash or otherwise, and shall waive, reject, and/or promptly return to the Loan Parties, as applicable, any such offered or distributed payment or the proceeds of any such return, exchange, or other recovery, in each case, solely on account of Interest (including any interest paid in kind, whether capitalized or not) accruing and becoming due and payable on its applicable Term C Loans pursuant to Section 2.05 of the Credit Agreement on and after June 30, 2022; provided, that it is further agreed and acknowledged that, without limiting the foregoing agreement among the parties hereto, (a) such Interest shall, in fact, continue to accrue in accordance with the terms of Section 2.05 of the Credit Agreement unless and until the Credit Agreement is waived, amended, or otherwise modified in accordance with Section 9.01 of the Credit Agreement, and (b) nothing herein is intended to amend, waive, or consent to any such amendment, waiver, or modification of any of the terms of the Credit Agreement and the other Loan Documents, which, for the avoidance of doubt, are not affected by the agreements in this Letter Agreement. Notwithstanding the foregoing or anything to the contrary herein, the covenants and agreements of each Term Loan C Lender under this Section 1 shall terminate automatically, without notice or any other action, and shall have no further force or effect, in the event that the Merger Agreement is terminated in accordance with its terms.

2.   Continued Application of Certain Tax Agreements. Each of the Loan Parties and each Term Loan C Lender covenants and agrees that the tax agreements set forth in Section 3 of that certain Letter Agreement, dated as of February 28, 2022 (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof), by and among the Loan Parties, the Term Loan C Lenders, and the other parties thereto, shall continue in full force and effect following any payment in full of the Term C Loans, the other Loans, and/or all other amounts payable under the Loan Documents, termination of the Commitments, and/or the closing of the transactions contemplated by the Merger Agreement, and that such agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.   Release. AS A MATERIAL INDUCEMENT TO THE TERM LOAN C LENDERS TO ENTER INTO THIS LETTER AGREEMENT, THE BORROWER AND EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS OWNERS, SUCCESSORS, ASSIGNS, AFFILIATES AND LEGAL REPRESENTATIVES WHETHER OR NOT A PARTY HERETO (THE BORROWER, EACH SUCH LOAN PARTY, SUCH OWNERS, SUCCESSORS, ASSIGNS, AFFILIATES AND LEGAL REPRESENTATIVES BEING REFERRED TO HEREIN COLLECTIVELY AND INDIVIDUALLY, AS “OBLIGORS, ET AL.”), AUTOMATICALLY, AND WITHOUT FURTHER ACTION BY ANY PERSON, HEREBY FULLY, FINALLY AND COMPLETELY RELEASE AND FOREVER DISCHARGE EACH TERM LOAN C LENDER AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, “TERM LOAN C LENDER, ET AL.”) OF AND FROM ANY AND ALL CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER RELATING TO THIS LETTER AGREEMENT, AND WAIVE AND RELEASE ANY DEFENSE, RIGHT OF COUNTERCLAIM, RIGHT OF SET-OFF OR DEDUCTION TO THE PAYMENT OF THE OBLIGATIONS WHICH OBLIGORS, ET AL. NOW HAVE OR MAY CLAIM TO HAVE AGAINST ANY TERM LOAN C LENDER, ET AL., IN EACH CASE ARISING OUT OF, CONNECTED WITH OR RELATING TO ANY AND ALL ACTS, OMISSIONS OR EVENTS OCCURRING IN CONNECTION WITH THE EXECUTION OF THIS LETTER AGREEMENT OR PRIOR THERETO TO THE EXTENT IN CONNECTION WITH THE LETTER AGREEMENT; PROVIDED THAT SUCH RELEASE SHALL NOT RELIEVE ANY OF THE TERM C LENDERS OF THEIR OBLIGATIONS HEREUNDER.

4.   Indemnification. WITHOUT LIMITING ANY OF THE TERM LOAN C LENDERS’ RIGHTS, OR THE LOAN PARTIES’ OBLIGATIONS, UNDER SECTION 9.04 OF THE CREDIT AGREEMENT (WHICH THE BORROWER AND THE OTHER LOAN PARTIES HEREBY RATIFY, REITERATE AND RECONFIRM), THE LOAN PARTIES HEREBY AGREE TO INDEMNIFY, DEFEND AND SAVE AND HOLD HARMLESS EACH TERM LOAN C LENDER, EACH OF THEIR AFFILIATES AND THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, TRUSTEES, AGENTS AND ADVISORS OF EACH OF THE FOREGOING (EACH, AN “INDEMNIFIED PARTY”) FROM AND AGAINST, AND SHALL PAY ON DEMAND, ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF COUNSEL) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION

OF A DEFENSE IN CONNECTION THEREWITH) THIS LETTER AGREEMENT, AND/ OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, BUT EXCLUDING, IN EACH CASE, ANY TERM LOAN C LENDERS’ OBLIGATIONS UNDER SECTION 2 ABOVE AND/OR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING THOSE RELATED TO TAX, ACCOUNTING, OR OTHER RELATED MATTERS) ON ACCOUNT OF EACH TERM LOAN C LENDER’S COVENANTS AND AGREEMENTS IN SECTION 1 ABOVE WITH RESPECT TO INTEREST accruing and becoming due and payable on its applicable Term C Loans pursuant to Section 2.05 of the Credit Agreement on and after June 30, 2022 AND IN THE EVENT THAT THE CREDIT AGREEMENT IS NOT AMENDED, MODIFIED, OR WAIVED AFTER THE DATE OF THIS LETTER AGREEMENT TO PROVIDE THAT SUCH INTEREST WILL NOT ACCRUE AFTER JUNE 30, 2022.

5.   Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS LETTER AGREEMENT: (A) NONE OF THE TERM LOAN C LENDERS OR ANY INDEMNIFIED PARTY SHALL BE LIABLE TO ANY PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THEIR RESPECTIVE ACTIVITIES RELATED TO THIS LETTER AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY, OR OTHERWISE IN CONNECTION WITH THE FOREGOING; (B) WITHOUT LIMITING THE FOREGOING, NONE OF THE TERM LOAN C LENDERS OR ANY INDEMNIFIED PARTY SHALL BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OTHER THAN, IN THE CASE OF SPECIFIC PERFORMANCE, IN CONNECTION WITH A BREACH OF CONTRACT CLAIM WITH RESPECT TO THIS LETTER AGREEMENT; (C) NONE OF THE TERM LOAN C LENDERS OR ANY INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY TO THE LOAN PARTIES, FOR DAMAGES OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY UNTIL THE CLOSING DATE HAS OCCURRED UNDER THE MERGER AGREEMENT; AND (D) IN NO EVENT SHALL THE TERM LOAN C LENDERS’ LIABILITY TO THE LOAN PARTIES EXCEED ACTUAL DIRECT DAMAGES INCURRED BY THE LOAN PARTIES OF UP TO THE GREATER OF (I) $10,000,000 IN THE AGGREGATE AND (II) THE AMOUNT OF INTEREST SUBJECT TO SECTION 1 HEREOF.

6.   Governing Law. THIS LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LETTER AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.   Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS LETTER AGREEMENT, AND THAT EACH

WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7 AND EXECUTED BY EACH OF THE PARTIES HERETO, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.   Assignments; Entire Agreement. No party may assign any of its or their rights or obligations under this Letter Agreement without the prior written consent of each other party (and any such assignment without such consent shall be null and void ab initio). This Letter Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Letter Agreement and may only be amended by written agreement signed by the Loan Parties and the Term Loan C Lenders. This Letter Agreement supersedes all prior understandings, whether written or oral, between the Term Loan C Lenders and the Loan Parties with respect to the contents hereof.

9.   Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Letter Agreement. Delivery of an executed counterpart of this Letter Agreement by facsimile or other electronic transmission (including an email of a signature page in “.pdf” or “.tif” format) shall be as effective as delivery of an original executed counterpart of this Letter Agreement.

10.   Miscellaneous. This Letter Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Capitalized terms defined herein in the preliminary statements and/or recitals shall be incorporated as if set out in full in the operative provisions hereunder.

[Remainder of page left blank; signature pages follow.]

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

Sincerely,

CRESTVIEW III USWS HOLDINGS 2, L.P., as a Term Loan C Lender

By: Crestview III USWS GP 2, LLC, its general partner

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

[Signature Page – Side Letter Agreement (Recovery on Certain Paid-in-Kind Interest)]

THRC HOLDINGS, LP, as a Term Loan C Lender

By:	/s/ Dan H. Wilks
Name:	Dan H. Wilks
Title:	Manager of THRC Management LLC

[Signature Page – Side Letter Agreement (Recovery on Certain Paid-in-Kind Interest)]

Term Loan C Lender

By:	/s/ David Matlin
Name:	David Matlin

[Signature Page – Side Letter Agreement (Recovery on Certain Paid-in-Kind Interest)]

Term Loan C Lender

By:	/s/ Peter Schoels
Name:	Peter Schoels

[Signature Page – Side Letter Agreement (Recovery on Certain Paid-in-Kind Interest)]

Acknowledged and Agreed by:

U.S. WELL SERVICES, LLC, as Borrower

By:	/s/ Josh Shapiro
Name:	Josh Shapiro
Title:	Authorized Person

U.S. WELL SERVICES, INC., as Parent

By:	/s/ Josh Shapiro
Name:	Josh Shapiro
Title:	Authorized Person

USWS Holdings LLC, as Holdings

By:	/s/ Josh Shapiro
Name:	Josh Shapiro
Title:	Authorized Person

USWS FLEET 10, LLC, as Subsidiary Guarantor

By:	/s/ Josh Shapiro
Name:	Josh Shapiro
Title:	Authorized Person

USWS Fleet 11, LLC, as Subsidiary Guarantor

By:	/s/ Josh Shapiro
Name:	Josh Shapiro
Title:	Authorized Person

[Signature Page – Side Letter Agreement (Recovery on Certain Paid-in-Kind Interest)]